Exhibit 10.9

MILLICOM INTERNATIONAL CELLULAR S.A.

as the Issuer

$500,000,000 6.0% SENIOR NOTES DUE 2025

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 8, 2019 to

AMENDED AND RESTATED INDENTURE

Dated as of May 30, 2018

CITIBANK, N.A., LONDON BRANCH

as Trustee, Transfer Agent and Paying Agent

CITIGROUP GLOBAL MARKETS EUROPE AG (formerly CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG)

as Registrar

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 8, 2019, among Millicom International Cellular S.A. (the “Issuer”), a public limited liability company (société anonyme) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 2, rue du Fort Bourbon, L-1249 Luxembourg, Luxembourg and registered with the Luxembourg Trade and Companies Register under the number B 40630 and Citibank, N.A., London Branch, as Trustee, Transfer Agent and Paying Agent, and Citigroup Global Markets Europe AG (formerly Citigroup Global Markets Deutschland AG) as Registrar. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture.

WITNESSETH:

WHEREAS, the Amended and Restated Indenture, dated as of May 30, 2018, among the Issuer, the Trustee and the Registrar (the “Indenture”), governs the Issuer’s 6.0% Senior Notes Due 2025 (the “Notes”);

WHEREAS, the Issuer has requested that Holders of the Notes deliver their consents with respect to the certain amendments to the Indenture;

WHEREAS, Section 9.02 of the Indenture provides that the Issuer and the Trustee may amend or supplement the Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes;

WHEREAS, the Holders of at least a majority in aggregate principal amount of the then outstanding Notes have duly consented to the proposed modifications set forth in this Supplemental Indenture in accordance with Section 9.02 of the Indenture;

WHEREAS, the Issuer has heretofore delivered, or is delivering contemporaneously herewith, to the Trustee (i) a copy of resolutions of the Board of Directors of the Issuer authorizing the execution of this Supplemental Indenture, (ii) evidence of the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and (iii) the Officer’s Certificate and the Opinion of Counsel described in Sections 9.05, 14.03(1) and 14.03(2) of the Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or performed and this Supplemental Indenture is permitted by the Indenture.

NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE ONE

AMENDMENTS

SECTION 1.01 Revisions to Existing Definitions. Subject to Section 2.01 hereof, the definitions of “Asset Disposition”, “Consolidated EBITDA”, “Consolidated Net Debt”, “Debt”, “IFRS”, “Net Leverage Ratio”, “Permitted Liens” and “Permitted Refinancing Debt” in Section 1.01 of the Indenture are hereby deleted in their entireties and replaced, respectively, as follows:

“Asset Disposition” means any transfer, conveyance, sale, lease or other disposition by the Issuer or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary of the Issuer, but excluding a disposition by a Restricted Subsidiary of the Issuer to the Issuer or a Restricted Subsidiary of the Issuer which is an 80% or more owned Restricted Subsidiary of the Issuer) of (i) shares of Capital Stock (other than directors’ qualifying shares and shares to be held by third parties to satisfy applicable legal requirements) or other ownership interests of a Restricted Subsidiary of the Issuer, (ii) substantially all of the assets of the Issuer or any of its Restricted Subsidiaries representing a division or line of business or (iii) other assets or rights of the Issuer or any of its Restricted Subsidiaries outside of the ordinary course of business; provided that the term “Asset Disposition” shall not include:

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(a)          any dispositions of assets in a single transaction or series of transactions with an aggregate Fair Market Value in any calendar year of not more than the greater of (x) $25 million and (y) 1% of Total Assets (with unused amounts in any calendar year being carried over to the next succeeding year subject to a maximum of the greater of $25 million and 1% of Total Assets of carried over amounts for any calendar year);

(b)          any disposition of Tower Equipment, including any Sale/Leaseback Transaction; provided that any cash or Cash Equivalents received in connection with such disposition or Sale/Leaseback Transaction must be applied in accordance with Section 4.10 hereof;

(c)          a transfer of assets between or among the Issuer and any of its Restricted Subsidiaries;

(d)          the issuance of Capital Stock by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary of the Issuer;

(e)          any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or its Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(f)           the sale, lease or other transfer of products, services, accounts receivable, inventory or other assets in the ordinary course of business and any sale or other disposition of damaged, surplus, worn-out or obsolete assets;

(g)          dispositions in connection with Permitted Liens;

(h)          disposals of assets, rights or revenue not constituting part of the Related Business and other disposals of non-core assets acquired in connection with any acquisition permitted under this Indenture;

(i)           licenses and sublicenses of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(j)           any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(k)          the disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(l)          the granting of Liens not prohibited by Section 4.12 hereof;

(m)         a transfer or disposition of assets that is governed by the provisions of this Indenture described under Section 5.01 hereof;

(n)          the sale or other disposition of cash or Cash Equivalents;

(o)          the foreclosure, condemnation or any similar action with respect to any property or other assets;

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(p)          sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity, and Investments in a Receivables Entity consisting of cash or Securitization Obligations;

(q)          any disposition or expropriation of assets or Capital Stock which the Issuer or any Restricted Subsidiary is required by, or made in response to concerns raised by, a regulatory authority or court of competent jurisdiction;

(r)          any disposition of Capital Stock, Debt or other securities of an Unrestricted Subsidiary;

(s)          disposal of non-core assets acquired in connection with any acquisition permitted under this Indenture;

(t)          any disposition of assets to a Person who is providing services related to such assets, the provision of which have been or are to be outsourced by the Issuer or any Restricted Subsidiary to such Person;

(u)          any disposition of investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements; provided that any cash or Cash Equivalents received in such disposition is applied in accordance with the requirements set forth in Section 4.10;

(v)         any sale or disposition with respect to property built, repaired, improved, owned or otherwise acquired by the Issuer or any Subsidiary pursuant to customary sale and leaseback transactions, asset securitizations and other similar financings permitted by this Indenture; and

(w)          any dispositions constituting the surrender of tax losses by the Issuer or a Restricted Subsidiary (i) to Issuer or a Restricted Subsidiary; (ii) in order to eliminate, satisfy or discharge any tax liability of any Person that was formerly a Subsidiary of the Issuer which has been disposed of pursuant to a disposal permitted by the terms of this Indenture, to the extent that the Issuer or a Restricted Subsidiary would have a liability (in the form of an indemnification obligation or otherwise) to one or more Persons in relation to such tax liability if not so eliminated, satisfied or discharged; and

(x)          any other disposal of assets not described in clauses (a) to (w) above comprising in aggregate percentage value 10% or less of Total Assets.

“Consolidated EBITDA” means, for any period, operating profit of the Issuer and its Restricted Subsidiaries, as such amount is determined on a consolidated basis in accordance with IFRS, plus the sum of the following amounts, in each case, without duplication. Losses shall be added (as a positive number) and gains shall be deducted, in each case, to the extent such amounts were included in calculating operating profit:

(a)          depreciation and amortization expenses;

(b)          the net loss or gain on the disposal and impairment of assets;

(c)          share-based compensation expenses;

(d)          at the Issuer’s option, other non-cash charges reducing operating profit (provided that if any such non-cash charge represents an accrual of or reserve for potential cash charges in any future period, the cash payment in respect thereof in such future period shall reduce operating profit to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period) less other non-cash items of income increasing operating income (excluding any such non-cash item of income to the extent it represents (x) a receipt of cash payments in any future period, (y) the reversal of an accrual or reserve for a potential cash item that reduced operating income in any prior period and (z) any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase operating income in such prior period);

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(e)          any material extraordinary, one-off, non-recurring, exceptional or unusual gain, loss, expense or charge, including any charges or reserves in respect of any restructuring, redundancy, relocation, refinancing, integration or severance or other post-employment arrangements, signing, retention or completion bonuses, transaction costs, acquisition costs, disposition costs, business optimization, information technology implementation or development costs, costs related to governmental investigations and curtailments or modifications to pension or postretirement benefits schemes, litigation or any asset impairment charges or the financial impacts of natural disasters (including fire, flood and storm and related events);

(f)          at the Issuer’s option, the effects of adjustments in its consolidated financial statements pursuant to IFRS (including inventory, property, equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items) attributable to the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to any consummated acquisition or joint venture investment or the amortization or write-off or write-down of amounts thereof, net of taxes;

(g)          any reasonable expenses, charges or other costs related to any Equity Offering, Investment, acquisition, disposition, recapitalization or the Incurrence, waiver or amendment of any Debt (or the refinancing thereof) (whether or not successful or consummated), in each case, as determined in good faith by a responsible financial or accounting officer of the Issuer;

(h)          any gains or losses on associates;

(i)          any unrealized gains or losses due to changes in the fair value of equity Investments;

(j)          any unrealized gains or losses due to changes in the fair value of Permitted Interest Rate, Currency or Commodity Price Agreements;

(k)          any unrealized gains or losses due to changes in the carrying value of put options in respect of Capital Stock of, or voting rights with respect to, any Subsidiary, joint venture or associate;

(l)          any unrealized gains or losses due to changes in the carrying value of call options in respect of Capital Stock of, or voting rights with respect to, any Subsidiary, joint venture or associate;

(m)          any net foreign exchange gains or losses;

(n)          at the Issuer’s option, any adjustments to reduce the impact of the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies;

(o)          accruals and reserves that are established or adjusted within twelve months after the closing date of any acquisition that are so required to be established or adjusted as a result of such acquisition that are so required to be established as a result of such acquisition in accordance with IFRS;

(p)          any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as the Issuer or a Restricted Subsidiary has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period);

(q)          the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets;

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(r)          any net gain (or loss) realized upon any Sale/Leaseback Transaction that is not sold or otherwise disposed of in the ordinary course of business, determined in good faith by a responsible financial or accounting officer of the Issuer;

(s)          the amount of loss on the sale or transfer of any assets in connection with an asset securitization program, receivables factoring transaction or other receivables transaction (including, without limitation, a Qualified Receivables Transaction); and

(t)          Specified Legal Expenses.

For the purposes of calculating Consolidated EBITDA for any period, as of such date of determination:

(i)          if, since the beginning of such period the Issuer or any Restricted Subsidiary has made any Asset Disposition or disposed of any company, any business, or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”), including any Sale occurring in connection with a transaction causing a calculation to be made hereunder, then Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets which are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

(ii)         if, since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquires any company, any business, or any group of assets constituting an operating unit of a business (any such Investment or acquisition, a “Purchase”), including any such Purchase occurring in connection with a transaction causing a calculation to be made hereunder, then Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period;

(iii)        if, since the beginning of such period any Person (that became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) will have made any Sale or any Purchase that would have required an adjustment pursuant to clauses (i) or (ii) above if made by the Issuer or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period, including anticipated synergies and cost savings as if such Sale or Purchase occurred on the first day of such period;

(iv)        whenever pro forma effect is applied, the pro forma calculations will be as determined in good faith by a responsible financial or accounting officer of the Issuer (including in respect of anticipated synergies and cost savings) as though the full effect of synergies and cost savings were realized on the first day of the relevant period and shall also include the reasonably anticipated full run rate cost savings effect (as calculated in good faith by a responsible financial or chief accounting officer of the Issuer) of cost savings programs that have been initiated by the Issuer or its Restricted Subsidiaries as though such cost savings programs had been fully implemented on the first day of the relevant period; and

(v)         for the purposes of determining the amount of Consolidated EBITDA under this definition denominated in a foreign currency, the Issuer may, at its option, calculate the U.S. Dollar equivalent amount of such Consolidated EBITDA based on either (i) the weighted average exchange rates for the relevant period used in the consolidated financial statements of the Issuer for such relevant period or (ii) the relevant currency exchange rate in effect on the Issue Date.

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For the purpose of calculating the Consolidated EBITDA of the Issuer, any Joint Venture Consolidated EBITDA shall be added to the amount determined in accordance with the foregoing.

“Consolidated Net Debt” means, as of any date of determination, the sum without duplication of (1) the total amount of Debt of the Issuer and its Restricted Subsidiaries on a consolidated basis, minus (2) the sum without duplication of (i) all Debt outstanding under Minority Shareholder Loans, (ii) any Debt which is a contingent obligation of the Issuer or its Restricted Subsidiaries on such date, (iii) all Debt permitted by clause (3) of Section 4.09(b), (iv) all Debt permitted by clause (17) of Section 4.09(b) and (v) all Debt outstanding under any Capital Lease Obligation or operating lease; minus (3) the amount of cash and Cash Equivalents (other than cash or Cash Equivalents received from the Incurrence of Debt by the Issuer or any of its Restricted Subsidiaries to the extent such cash or Cash Equivalents has not been subsequently applied or used for any purpose not prohibited by this Indenture) of the Issuer and its Restricted Subsidiaries on a consolidated basis that would be stated on the statement of financial position of the Issuer as of such date in accordance with IFRS, excluding, for the avoidance of doubt, Restricted Cash.

“Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

(i)          the principal of and premium, if any, in respect of every obligation of such Person for money borrowed;

(ii)         the principal of and premium, if any, in respect of every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments;

(iii)        every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person (but only to the extent such obligations are not reimbursed within 30 days following receipt by such Person of a demand for reimbursement); and

(iv)        the principal component of every obligation of the type referred to in clauses (i) through (iii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise to the extent not otherwise included in the Debt of such Person.

The “amount” or “principal amount” of Debt at any time of determination as used herein represented by (x) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with IFRS, (y) any Redeemable Stock, shall be the maximum fixed redemption or repurchase price in respect thereof; and (z) any amount of Debt that has been cash-collateralized, to the extent so cash-collateralized, shall be excluded from any calculation of Debt. Notwithstanding anything else to the contrary, for all purposes under this Indenture, the amount of Debt Incurred, repaid, redeemed, repurchased or otherwise acquired by a Restricted Subsidiary of the Issuer shall equal the liability in respect thereof determined in accordance with IFRS and reflected on the Issuer’s consolidated statement of financial position.

The term “Debt” shall not include:

(a)          obligations described in clauses (i) or (ii) of the first paragraph of this definition of Debt that are Incurred by a Restricted Subsidiary of the Issuer (the “Proceeds Recipient”) and owed to a bank or other lending institution (the “On-Lend Bank”) to facilitate the substantially concurrent on-lending of proceeds (the “Proceeds On-Loan”) from Debt Incurred by the Issuer or any of its Restricted Subsidiaries (other than the Proceeds Recipient) as permitted by Section 4.09 hereof (the “Initial Debt”) to the extent (i) the principal obligations in respect of the Proceeds On-Loan are secured by security over cash granted in favor of the On-Lend Bank or any of its affiliates in an amount not less than the principal amount of the Proceeds On-Loan or (ii) the Proceeds On-Loan is put in place substantially concurrently with a loan by the Issuer or any of its Restricted Subsidiaries (other than the Proceeds Recipient) to the On-Lend Bank (the “On-Lend Bank Borrowing”) pursuant to which the Proceeds Recipient is entitled to reduce the principal amount of the Proceeds On-Loan by an amount equal to the principal amount of the On-Lend Bank Borrowing if a default or acceleration occurs with respect to such On-Lend Bank Borrowing or (iii) the substantial risks and rewards of the Proceeds On-Loan are transferred, using a synthetic instrument or any other arrangement or agreement, from the On-Lend Bank to the Issuer or any of its Restricted Subsidiaries (other than the Proceeds Recipient) in exchange for an amount not less than (x) the amount of cash granted in favor of the On-Lend Bank or any of its Affiliates or (y) the outstanding amount of the On-Lend Bank Borrowing, as applicable, in each case as at the effective date of such transfer;

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(b)          any liability of the Issuer or any of its Restricted Subsidiaries (other than the Proceeds Recipient) attributable to a synthetic instrument or any other arrangement or agreement described in paragraph (a)(iii) above to the extent such obligation under the relevant instrument, arrangement or agreement has not come due but is classified as a financial liability in accordance with IFRS and recorded as a current liability on the Issuer’s consolidated statement of financial position;

(c)          any Restricted MFS Cash;

(d)          any liability of the Issuer attributable to a put option or similar instrument, arrangement or agreement entered into after the Issue Date granted by the Issuer relating to an interest in any other entity, in each case to the extent such option has not been exercised or such obligation under the relevant instrument, arrangement or agreement has not come due but is classified as a financial liability in accordance with IFRS, and recorded as a current liability on the Issuer’s consolidated statement of financial position;

(e)          any standby letter of credit, performance bond or surety bond provided by the Issuer or any Restricted Subsidiary that are customary in the Related Business to the extent such letters of credit or bonds are not drawn upon or, if and to the extent drawn upon, are honored in accordance with their terms;

(f)           any deposits or prepayments received by the Issuer or a Restricted Subsidiary from a customer or subscriber for its service and any other deferred or prepaid revenue;

(g)          any obligations to make payments in relation to earn outs;

(h)          Debt which is in the nature of equity (other than redeemable shares) or equity derivatives;

(i)           Capital Lease Obligations or operating leases;

(j)           receivables sold or discounted, whether recourse or non-recourse, including for the avoidance of doubt any debt in respect of Qualified Receivables Transactions, including without limitation guarantees by a Receivables Entity of the obligations of another Receivables Entity;

(k)          pension obligations or any obligation under employee plans or employment agreements;

(l)          any “parallel debt” obligations to the extent that such obligations mirror other Debt;

(m)         any payments or liability for assets acquired or services supplied deferred (including Trade Payables) in accordance with the terms pursuant to which the relevant assets were or are to be acquired or services were or are to be supplied;

(n)          the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (including, in each case, any accrued dividends); and

(o)          the net obligations of such Person under any Permitted Interest Rate, Currency or Commodity Price Agreement.

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“IFRS” means the International Financial Reporting Standards promulgated by the International Accounting Standards Board or any successor board or agency (and, at the irrevocable option of the Issuer, as adopted by the European Union), as in effect on the Issue Date; provided that the Issuer may, at any time, irrevocably elect by written notice to the Trustee to use IFRS as in effect from time to time, and, upon such notice, references herein to IFRS shall thereafter be construed to mean IFRS as in effect from time to time. The Issuer also may, at any time, irrevocably elect by written notice to the Trustee to use GAAP as in effect from time to time in lieu of IFRS and, upon such notice, references herein to IFRS shall thereafter be construed to mean GAAP as in effect from time to time; provided that upon first reporting its fiscal year results under GAAP, the Issuer shall restate the financial statements required to be delivered under Section 4.03, on the basis of GAAP for the fiscal year ending immediately prior to the first fiscal year for which financial statements have been prepared on the basis of GAAP.

“Net Leverage Ratio” means, as of any date of determination, the ratio of (1) the Consolidated Net Debt outstanding on such date to (2) the Consolidated EBITDA for the four most recent full fiscal quarters ending immediately prior to such date for which consolidated financial statements are available, determined, in each case, on a pro forma basis as if any such Debt had been Incurred, or such other Debt had been repaid, redeemed or repurchased, as applicable, at the beginning of such four fiscal quarter period; provided, however, that the pro forma calculation shall not give effect to (i) any Debt Incurred on such determination date pursuant to Section 4.09(b) hereof (other than Debt Incurred pursuant to clause (6) of Section 4.09(b) hereof), or (ii) the discharge on such determination date of any Debt to the extent that such discharge results from the proceeds Incurred pursuant to Section 4.09(b) hereof (other than the discharge of Debt using proceeds of Debt Incurred pursuant to clause (6) of Section 4.09(b) hereof). For the avoidance of doubt, in determining Net Leverage Ratio, no cash or Cash Equivalents shall be included that are the proceeds of Debt in respect of which the pro forma calculation is to be made.

“Permitted Liens” means:

(a)          Liens for taxes, assessments or governmental charges or levies on the property of the Issuer or any of its Restricted Subsidiaries if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceeds promptly instituted and diligently concluded; provided that any reserve or other appropriate provision that shall be required in conformity with IFRS shall have been made therefor;

(b)          Liens imposed by law, such as statutory Liens of landlords’, carriers’, materialmen’s, repairmen’s, construction, warehousemen’s and mechanics’ Liens and other similar Liens, on the property of the Issuer or any of its Restricted Subsidiaries arising in the ordinary course of business or Liens arising solely by virtue of any statutory or common law provisions relating to attorney’s liens or bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

(c)          Liens on the property of the Issuer or any of its Restricted Subsidiaries Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance bids, trade contracts, letters of credit, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Issuer and its Restricted Subsidiaries taken as a whole;

(d)          Liens on property at the time the Issuer or any of its Restricted Subsidiaries acquired such property and Liens Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by the Issuer or its Restricted Subsidiaries; provided, however, that any such Lien may not extend to any other property of the Issuer or any of its Restricted Subsidiaries;

(e)          Liens on the property of a Person at the time such Person becomes a Restricted Subsidiary (including Liens created, incurred or assumed in connection with or in contemplation of such acquisition or transaction); provided, however, that any such Lien may not extend to any other property of the Issuer or any other Restricted Subsidiary that is not a Restricted Subsidiary of such Person (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

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(f)           pledges or deposits by the Issuer or any of its Restricted Subsidiaries under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Issuer or any of its Restricted Subsidiaries is party, or deposits to secure public or statutory obligations of the Issuer or any of its Restricted Subsidiaries or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(g)          utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

(h)          any provision for the retention of title to any property by the vendor or transferor of such property which property is acquired by the Issuer or a Restricted Subsidiary in a transaction entered into in the ordinary course of business of the Issuer or a Restricted Subsidiary and for which kind of transaction it is customary market practice for such retention of title provision to be included;

(i)           Liens arising by means of any judgment, decree or order of any court, to the extent not otherwise resulting in a Default hereunder so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order have not been fully terminated or the period within which such proceedings may be initiated has not expired and any Liens that are required to protect or enforce rights in any administrative, arbitration or other court proceeding in the ordinary course of business;

(j)           Liens securing any Credit Facility or any Permitted Interest Rate, Currency or Commodity Price Agreement;

(k)          mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Issuer or any of its Restricted Subsidiaries has easement rights or on any real property leased by the Issuer or any of its Restricted Subsidiaries or similar agreements relating thereto and any condemnation or eminent domain proceedings or compulsory purchase order affecting real property;

(l)          Liens existing on the Issue Date;

(m)          Liens in favor of the Issuer or any Restricted Subsidiary;

(n)          Liens on insurance policies and the proceeds thereof, or other deposits, to secure insurance premium financings in respect of the Issuer or any of its Restricted Subsidiaries;

(o)          Liens arising from financing statement filings (or other similar filings in any applicable jurisdiction) regarding operating leases entered into by any Restricted Subsidiary of the Issuer in the ordinary course of business;

(p)          Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing Debt in respect of commercial letters of credit issued to facilitate the purchase, shipment or storage of such inventory or other goods;

(q)          Liens on property of any Restricted Subsidiary of the Issuer to secure Debt Incurred by such Restricted Subsidiary pursuant to Section 4.09(a) hereof or clauses (9), (10), (11), (12) or (17) of Section 4.09(b) hereof;

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(r)          Liens for the purpose of securing the payment of all or a part of the purchase price of Capital Lease Obligations or payments Incurred by the Issuer or its Restricted Subsidiaries to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that such Liens do not encumber any other assets or property of the Issuer or its Restricted Subsidiaries other than such assets or property and assets affixed or appurtenant thereto;

(s)          Liens on the property of the Issuer or any of its Restricted Subsidiaries to replace in whole or in part, any Lien described in the foregoing clauses (a) through (r); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Debt being refinanced or in respect of property that is the security for a Permitted Lien hereunder;

(t)          any interest or title of a lessor under any Capital Lease Obligation or operating lease;

(u)          Liens on any escrow account used in connection with an acquisition of property or Capital Stock of any Person or pre-funding a refinancing of Debt otherwise permissible by this Indenture;

(v)         Liens on the Issuer’s and any of its Restricted Subsidiaries’ deposits in favor of financial institutions arising from any netting or set-off arrangement substantially consistent with its current practice for the purpose of netting debt and credit balances substantially consistent with the Issuer’s or the Restricted Subsidiaries’ existing cash pooling arrangements;

(w)         Liens incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries with respect to obligations that do not exceed the greater of $250 million or 4% of Total Assets at any one time outstanding and that do not in the aggregate materially detract from the value of the property of the Issuer, or materially impair the use thereof in the operation of business by the Issuer and its Restricted Subsidiaries;

(x)          Liens over cash or other assets that secure collateralized obligations Incurred as Permitted Debt; provided that the amount of cash collateral does not exceed the principal amount of the Permitted Debt;

(y)          Liens on Restricted MFS Cash in favor of the customers or dealers of, or third parties in relation to, one or more of the Issuer’s Restricted Subsidiaries engaged in the provision of mobile financial services, in each case who provided such Restricted MFS Cash to the relevant Restricted Subsidiary;

(z)          Liens on Receivables and related assets of the type described in the definition of “Qualified Receivables Transaction” Incurred in connection with a Qualified Receivables Transaction, and Liens on Investments in Receivables Entities;

(aa)        Liens consisting of any right of set-off granted to any financial institution acting as a lockbox bank in connection with a Qualified Receivables Transaction;

(bb)       Liens for the purpose of perfecting the ownership interests of a purchaser of Receivables and related assets pursuant to any Qualified Receivables Transaction;

(cc)        [Reserved];

(dd)       Liens arising in connection with other sales of Receivables permitted hereunder without recourse to the Issuer or any of its Restricted Subsidiaries;

(ee)        Liens on Receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction” pursuant to any Qualified Receivables Transaction;

(ff)         Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations, Purchase Money Obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business (including Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business), provided that such Liens do not encumber any other assets or property of the Issuer or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

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(gg)       Liens securing Debt or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary;

(hh)       Liens in respect of the ownership interests in, or assets owned by, any joint ventures or similar arrangements, other than joint ventures and similar arrangements that are Restricted Subsidiaries, securing obligations of such joint ventures or similar agreements;

(ii)          any encumbrance or restriction (including, but not limited to, put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(jj)          Liens over rights under loan agreements relating to, or over notes or similar instruments evidencing, the on-loan of proceeds received by a Restricted Subsidiary from the issuance of Debt, which Liens are created to secure payment of such Debt; and

(kk)        Liens on Capital Stock or other securities or assets of any Unrestricted Subsidiary that secure Debt of such Unrestricted Subsidiary.

“Permitted Refinancing Debt” means any renewals, extensions, substitutions, defeasances, discharges, refinancings or replacements (each, for purposes of this definition and clause (8) of Section 4.09(b) hereof, a “refinancing”) of any Debt of the Issuer or a Restricted Subsidiary of the Issuer or pursuant to this definition, including any successive refinancings, as long as:

(b)          such Permitted Refinancing Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of: (i) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value plus all accrued interest) then outstanding of the Debt being refinanced; and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing;

(c)          such Permitted Refinancing Debt has (i) a Stated Maturity that is either (X) no earlier than the Stated Maturity of the Debt being refinanced or (Y) after the Stated Maturity of the Notes and (ii) a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Debt being refinanced; and

(d)          if the Debt being refinanced is subordinated in right of payment to the Notes, such Permitted Refinancing Debt is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Debt being refinanced; and

(e)          if the Issuer was the obligor on the Debt being refinanced, such Permitted Refinancing Debt is Incurred by the Issuer.

Permitted Refinancing Debt in respect of any Credit Facility or any other Debt may be Incurred from time to time after the termination, discharge or repayment of all or any part of such Credit Facility or other Debt. Permitted Refinancing Debt shall not include any Debt of the Issuer or any Restricted Subsidiary that refinances Debt of an Unrestricted Subsidiary.

SECTION 1.02 Insertion of Additional Definitions. Subject to Section 2.01 hereof, the following definitions are hereby added to Section 1.01 of the Indenture where appropriate based on alphabetical ordering:

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“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(a)          matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b)          is convertible or exchangeable for Debt or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Issuer or a Restricted Subsidiary); or

(c)          is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes Outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Issuer may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Issuer with the Sections 4.15 and 4.10 hereof.

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing the deferred purchase price of Receivables (and related assets) and/or a line of credit, which may be irrevocable, from the Issuer or any Restricted Subsidiary in connection with a Qualified Receivables Transaction with a Receivables Entity, which note is intended to finance that portion of the purchase price that is not paid in cash or a contribution of equity and which is (a) repayable from cash available to the Receivables Entity, other than (i) amounts required to be established as reserves pursuant to agreements, (ii) amounts paid to investors in respect of interest, (iii) principal and other amounts owing to such investors and (iv) amounts owing to such investors and amounts paid in connection with the purchase of newly generated Receivables and (b) may be subordinated to the payments described in clause (a).

“Purchase Money Obligations” means any Debt Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Issuer or any of its Restricted Subsidiaries pursuant to which the Issuer or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Issuer or any of the Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a Lien in, any Receivables (whether now existing or arising in the future) of the Issuer or any of the Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which Liens are customarily granted, in connection with asset securitization involving Receivables and any Interest Rate, Currency or Commodity Price Agreement entered into by the Issuer or any such Restricted Subsidiary in connection with such Receivables.

“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

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“Receivables Entity” means a Wholly-Owned Subsidiary of the Issuer (or another Person in which the Issuer or any Restricted Subsidiary makes an Investment or to which the Issuer or any Restricted Subsidiary transfers Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors or senior management of the Issuer (as provided below) as a Receivables Entity:

(a)          no portion of the Debt or any other obligations (contingent or otherwise) of which:

(i)          is Guaranteed by the Issuer or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings);

(ii)         is recourse to or obligates the Issuer or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

(iii)        subjects any property or asset of the Issuer or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, except, in each such case, Permitted Liens as defined in clauses (z) through (ee) of the definition thereof;

(b)          with which neither the Issuer nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms not materially less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer, other than fees payable in the ordinary course of business in connection with servicing Receivables; and

(c)          to which neither the Issuer nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than those related to or incidental to the relevant Qualified Receivables Transaction).

Any such designation by the Board of Directors or senior management of Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a certified copy of the resolution of the Board of Directors of Issuer giving effect to such designation or an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Receivables Repurchase Obligation” means any obligation of a seller of Receivables in a Qualified Receivables Transaction to repurchase Receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Specified Legal Expenses” means, to the extent not constituting an extraordinary, non-recurring or unusual loss, charge or expense, all attorneys’ and experts’ fees and expenses and all other costs, liabilities (including all damages, penalties, fines and indemnification and settlement payments) and expenses paid or payable in connection with any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative, governmental or investigative).

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Restricted Subsidiary which are reasonably customary in a securitization of Receivables transactions, including, without limitation, those relating to the servicing of the assets of a Receivables Entity, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

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“Wholly-Owned Subsidiary” means (1) in respect of any Person, a Person, all of the Capital Stock of which (other than (a) directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law, regulation or to ensure limited liability and (b) in the case of a Receivables Entity, shares held by a Person that is not an Affiliate of the Issuer solely for the purpose of permitting such Person (or such Person’s designee) to vote with respect to customary major events with respect to such Receivables Entity, including without limitation the institution of bankruptcy, insolvency or other similar proceedings, any merger or dissolution, and any change in charter documents or other customary events) is owned by that Person directly or (2) indirectly by a Person that satisfies the requirements of clause (1).

SECTION 1.03 Amendments to Section 4.09. Subject to Section 2.01 hereof, the Indenture is hereby amended by deleting Section 4.09 in its entirety and replacing it with the following:

“Section 4.09         Limitation on Debt

(a)          The Issuer may not, and may not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Debt; provided that the Issuer and any of its Restricted Subsidiaries may Incur Debt if at the time of such Incurrence and after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, on a pro forma basis, the Net Leverage Ratio is less than 3.0 to 1.0.

(b)          Notwithstanding the limitation in Section 4.09(a), the following Debt (“Permitted Debt”) may be Incurred:

(1)         the Incurrence by the Issuer of Debt pursuant to the Notes (other than Additional Notes);

(2)         any Debt of the Issuer or any of its Restricted Subsidiaries outstanding on the Issue Date after giving effect to the use of proceeds of the Notes;

(3)         Pari Passu Debt of the Issuer and Debt of its Restricted Subsidiaries under Credit Facilities in an aggregate principal amount at any one time outstanding that does not exceed an amount equal to the greater of (x) $500 million and (y) 8% of Total Assets; and any Permitted Refinancing Debt in respect thereof, plus, (A) any accrual or accretion of interest that increases the principal amount of Debt under Credit Facilities and (B) in the case of any refinancing of Debt permitted under this clause (iii) or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing;

(4)         Debt owed by the Issuer to any of its Restricted Subsidiaries or Debt owed by any Restricted Subsidiary of the Issuer to the Issuer or any other Restricted Subsidiary of the Issuer; provided, however, that (A) if the Issuer is the obligor on such Debt and the payee is not the Issuer, such Debt must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the Issuer’s obligations under the Notes, and (B) either (x) the transfer or other disposition by the Issuer or such Restricted Subsidiary of any Debt so permitted to a Person (other than to the Issuer or any of its Restricted Subsidiaries) or (y) such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Issuer, will at the time of such transfer or other disposition, in each case, be deemed to be an Incurrence of such Debt not permitted by this clause (4);

(5)         the Guarantee by the Issuer or any of its Restricted Subsidiaries of Debt of any of the Issuer’s Restricted Subsidiaries to the extent that the Guaranteed Debt was permitted to be Incurred by another provision of this Section 4.09;

(6)         Acquired Debt;

(7)         Minority Shareholder Loans;

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(8)         the Incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, replace or refinance, Debt Incurred by it pursuant to Section 4.09(a) and clauses (1), (2), (6) and (8) of this Section 4.09(b), as the case may be;

(9)         Debt of the Issuer or any of its Restricted Subsidiaries represented by letters of credit in order to provide security for workers’ compensation claims, health, disability or other employee benefits, payment obligations in connection with self-insurance or similar requirements of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(10)        customary indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any assets of the Issuer or any of its Restricted Subsidiaries, and earn-out provisions or contingent payments in respect of purchase price or adjustment of purchase price or similar obligations in acquisition agreements other than Guarantees of Debt incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of each such Incurrence of such Debt will at no time exceed the gross proceeds actually received by the Issuer or any of its Restricted Subsidiaries in connection with the related disposition;

(11)        obligations in respect of (i) customs, VAT or other tax guarantees, (ii) bid, performance, completion, guarantee, surety and similar bonds, including guarantees or obligations of the Issuer or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations, (iii) customary cash management, cash pooling or netting or setting off arrangements, and (iv) the financing of insurance premiums, in each case in the ordinary course of business and not related to Debt for borrowed money;

(12)        Debt of the Issuer or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument including, but not limited to, electronic transfers, wire transfers, netting services and commercial card payments, drawn against insufficient funds; provided that such Debt is extinguished within 30 days of Incurrence; and

(13)        Debt consisting of (a) mortgage financings, Purchase Money Obligations or other financings, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment acquired or constructed in the ordinary course of business or (b) Debt otherwise Incurred to finance the purchase, lease, rental or cost of design, construction, installation or improvement of property (real or personal) or equipment that is used or useful in the ordinary course of business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, and any Debt that refinances, replaces or refunds such Debt, in an aggregate outstanding principal amount that, when taken together with the principal amount of all other Debt Incurred pursuant to this clause (xiii) and then outstanding, will not exceed at any time the greater of $250 million and 3% of Total Assets;

(14)        Guarantees by the Issuer or any Restricted Subsidiary of Debt or any other obligation or liability of the Issuer or any Restricted Subsidiary (other than of any Debt Incurred in violation of this covenant); provided, however, that if the Debt being Guaranteed is subordinated in right of payment to the Notes, then such Guarantee shall be subordinated substantially to the same extent as the relevant Debt Guaranteed;

(15)        Debt of the Issuer or any Restricted Subsidiary in an aggregate outstanding principal amount which, when taken together with any Permitted Refinancing Debt in respect thereof and the principal amount of all other Debt Incurred pursuant to this clause (15) and then outstanding, will not exceed 100% of the cash proceeds (net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements)) received by the Issuer from the issuance or sale (other than to the Issuer or a Restricted Subsidiary) of its Subordinated Shareholder Loans or Capital Stock or otherwise contributed to the equity of the Issuer, in each case, subsequent to the Issue Date (and in each case, other than through the issuance of Disqualified Stock or Preferred Stock);

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(16)        Debt arising under borrowing facilities provided by a special purpose vehicle to the Issuer or any Restricted Subsidiary in connection with the issuance of notes or other similar debt securities intended to be supported primarily by the payment obligations of the Issuer or any Restricted Subsidiary in connection with any vendor financing platform; and

(17)        the Incurrence by the Issuer or any of its Restricted Subsidiaries of Debt not otherwise permitted to be Incurred pursuant to clauses (1) through (16) above, which, together with any other outstanding Debt Incurred pursuant to this clause (17), has an aggregate principal amount at any time outstanding not in excess of the greater of $300 million and 4% of Total Assets, and any Permitted Refinancing Debt of any debt which on the date it was Incurred was permitted to be Incurred pursuant to this clause (17), plus, in the case of any refinancing of Debt permitted under this clause (17) or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing.

(c)          The Issuer will not incur any Debt (including Permitted Debt) that is contractually subordinated in right of payment to any other Debt of the Issuer unless such Debt is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Debt will be deemed to be contractually subordinated in right of payment to any other Debt of the Issuer solely by virtue of being unsecured or by virtue of being secured with different collateral or by virtue of being secured on a junior priority basis or by virtue of the application of waterfall or other payment ordering provisions affecting different tranches of Debt.

(d)          For the purposes of determining compliance with this Section 4.09, in the event that an item of Debt meets the criteria of more than one of the types of Permitted Debt or is entitled to be Incurred pursuant to clause (a) of this Section 4.09, the Issuer in its sole discretion may classify and from time to time reclassify such item of Debt or any portion thereof and only be required to include the amount of such Debt as one of such types.

(e)          For the purposes of determining compliance with any covenant in this Indenture or whether an Event of Default has occurred, in each case, where Debt is denominated in a currency other than U.S. Dollars, the amount of such Debt will be the U.S. Dollar Equivalent determined on the date of such Incurrence and any covenant in this Indenture shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values; provided, however, that if any such Debt that is denominated in a different currency is subject to an Interest Rate, Currency or Commodity Price Agreement with respect to U.S. Dollars covering principal and premium, if any, payable on such Debt, the amount of such Debt expressed in U.S. Dollars will be adjusted to take into account the effect of such an agreement.”

SECTION 1.04 Amendments to Section 4.10. Subject to Section 2.01 hereof, the Indenture is hereby amended by deleting Section 4.10(b)(7) and Section 4.10(b)(8) in their entirety and replacing them with the following:

“(7)        enter into a binding commitment to apply the Net Available Proceeds pursuant to clauses (4) or (5) of this clause (b); provided that such binding commitment (or any subsequent binding commitment replacing the initial binding commitment that is entered into within 180 days following the aforementioned 365-day period) shall be treated as a permitted application of the Net Available Proceeds from the date of such commitment until the earlier of (X) the date on which such acquisition or expenditure is consummated and (Y) the 180th day following the expiration of the aforementioned 365-day period; or

(8)         any combination of the foregoing clauses (1) through (7) of this clause (b).”

SECTION 1.05 Amendments to Section 4.12. Subject to Section 2.01 hereof, the following Section 4.12(c) and Section 4.12(d) are hereby added to Section 4.12 of the Indenture:

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“(c)          For purposes of determining compliance with this Section 4.12, (x) a Lien need not be Incurred solely by reference to one category of Permitted Liens but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens the Issuer shall, in its sole discretion, divide, classify or may subsequently reclassify at any time such Lien (or any portion thereof) in any manner that complies with this Section 4.12 and the definition of “Permitted Liens”.

(d)          With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms or in the form of common stock, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference, any fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection therewith and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt.”

ARTICLE TWO

MISCELLANEOUS

SECTION 2.01 Effect of Supplemental Indenture. Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Supplemental Indenture.

SECTION 2.02 Effectiveness. The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto.

SECTION 2.02 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

For the avoidance of doubt, articles 86 to 94-8 of the Luxembourg act dated August 10, 1915 on commercial companies, as amended from time to time, are excluded.

SECTION 2.03 No Representations by Trustee. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer by action or otherwise, (iii) the due execution hereof by the Issuer or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

SECTION 2.04 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall constitute but one and the same instrument.

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SECTION 2.05 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture and the Notes issued thereunder are in all respects ratified and confirmed, and all of the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture is executed as, and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

(signature page follows)

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SIGNATURES

IN WITNESS WHEREOF, the undersigned have caused the Supplemental Indenture to be duly executed as of the date first written above.

MILLICOM INTERNATIONAL CELLULAR S.A.,
as the Issuer

By:	/s/ Patrick Gill
Name: Patrick Gill
Title: Company Secretary

By:	/s/ Justine Dimovic
Name: Justine Dimovic
Title: Group Treasurer

CITIBANK, N.A., LONDON BRANCH, as Trustee

By: Citibank, N.A., London Branch

By:	/s/ Laura Hughes
Name: Laura Hughes
Title: Vice President